EXHIBIT 10.63

RESTRICTED STOCK AGREEMENT

                This RESTRICTED STOCK AGREEMENT (the “Agreement”), dated as of                     ,           (the “Date of Grant”), is entered into by and between GUESS?, INC., a Delaware corporation (the “Company”), and                           (the “Grantee”).

RECITALS

                WHEREAS, the Company maintains the Guess?, Inc. 2004 Equity Incentive Plan (the “Plan”).

                WHEREAS, the Compensation Committee of the Company’s Board of Directors (the “Committee”) has determined to grant a restricted stock award (the “Award”) to the Grantee under the Plan in order to increase Grantee’s participation in the success of the Company;

                NOW, THEREFORE, the parties hereto agree as follows:

1.                                       Definitions; Incorporation of Plan Terms.  Capitalized terms used herein without definition shall have the meanings assigned to them in the Plan.  The Award and all rights of the Grantee under this Agreement are subject to, and the Grantee agrees to be bound by, all of the terms and conditions of the Plan, incorporated herein by this reference.  In the event of any conflict or inconsistency between the Plan and this Award Agreement, the Plan shall govern.

2.                                       Grant of Restricted Stock.  The Grantee shall be entitled to purchase [                    ] restricted shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), pursuant to the terms and conditions of this Agreement (the “Restricted Stock”).

3.                                       Purchase Price.  The Grantee shall pay to the Company, in cash, an aggregate purchase price of $[                    ] (the “Purchase Price”), which amount is equal to the aggregate amount of the par value of the Restricted Stock.  Such payment of the Purchase Price shall be made to the Company within 15 days after the date hereof.

4.                                       Restricted Period.  Subject to Sections 7 and 8 below, the Award shall vest and restrictions shall lapse as to [(i) [          ] of the total number of shares of the Restricted Stock on [                    ], (ii) [                    ] of the total number of shares of the Restricted Stock on [                    ] and (iii) [                    ] of the total number of shares of the Restricted Stock on [                    ]]; provided that Grantee has been continuously employed with the Company from the date hereof through each applicable vesting date (the “Restricted Period”). Employment or service for only a portion of the vesting period, even if a substantial portion, will not entitle the Grantee to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of employment or services as provided in Section 7 below or under the Plan.

5.                                       Rights of a Stockholder.  From and after the Date of Grant and for so long as the Restricted Stock is held by or for the benefit of the Grantee, the Grantee shall have all the rights of a stockholder of the Company with respect to the Restricted Stock, including but not limited to the right to receive dividends, if applicable, and the right to vote such shares.

6.                                       Adjustments Upon Specified Events.  Upon the occurrence of certain events relating to the Company’s Common Stock contemplated by Section 16(b) of the Plan, the Committee will make adjustments, if appropriate, in the number and kind of securities subject to the Award.  If any adjustment is made under Section 16(b) of the Plan, the restrictions applicable to the shares of Restricted Stock shall continue in effect with respect to any consideration or other securities (the “Restricted Property” and, for the purposes of this Award Agreement, “Restricted Stock” shall include “Restricted Property,” unless the context otherwise requires) received in respect of such Restricted Stock.  Such Restricted Property shall vest at such times in such proportion as the shares of Restricted Stock to which the Restricted Property is attributable.  To the extent that the Restricted Property includes any cash (other than regular cash dividends provided for in Section 5 hereof), such cash shall be invested, pursuant to policies established by the Committee, in interest bearing, FDIC-insured (subject to applicable insurance limits) deposits of a depository institution selected by the Committee, the earnings on which shall be added to and become a part of the Restricted Property.

7.                                       Effect of Cessation of Employment.

A.                                   Forfeiture After Certain Events.  Unless the Committee determines otherwise in its sole discretion, if the employment of the Grantee by the Company, a Parent or a Subsidiary shall terminate for any reason, whether with or without cause, voluntarily or involuntarily, any of the shares of the Restricted Stock that remain subject to the Restricted Period on the date of the Grantee’s termination of employment shall be forfeited.

B.                                     Return of Shares; Refund of Purchase Price.  Upon the occurrence of any forfeiture of shares of Restricted Stock hereunder, such unvested, forfeited shares and related Restricted Property shall be automatically transferred to the Company, without any other action by the Grantee, or the Grantee’s beneficiary or personal representative, as the case may be, and the Company shall refund the Purchase Price to the Grantee (or the Grantee’s beneficiary or personal representative); no additional consideration shall be paid by the Company with respect to such transfer.  No interest shall be credited with respect to nor shall any other adjustments be made to the Purchase Price for fluctuations in the fair market value of the Common Stock either before or after the transfer date.  The Company may exercise its powers under Section 10(D) hereof and take any other action necessary or advisable to evidence such transfer.  The Grantee, or the Grantee’s beneficiary or personal representative, as the case may be, shall deliver any additional documents of transfer that the Company may request to confirm the transfer of such unvested, forfeited shares and related Restricted Property to the Company.

8.                                       Change in Control.  As provided in Section 17 of the Plan, in the event of a Change in Control and except as the Committee (as constituted immediately prior to such Change in Control) may otherwise determine in its sole discretion, the Restricted Period shall lapse with respect to all of the shares of Restricted Stock and shall thereon become fully vested.

9.                                       Restrictions on Transfer.  Prior to the lapse of the Restricted Period, neither the Restricted Stock, nor any interest therein, amount payable in respect thereof or Restricted Property shall be sold, transferred, pledged, hypothecated or otherwise disposed of by the Grantee; provided, however, that such transfer restrictions shall not apply to (i) transfers to the Company or (ii) transfers by will or descent and distribution.  Grantee agrees that the Restricted Stock will not be sold or otherwise disposed of in any manner that would constitute a violation of any applicable federal or state securities laws.

10.                                 Stock Certificates.

A.                                   Book Entry Form.  The Company shall, in its discretion, issue the shares of Restricted Stock subject to the Award either: (i) in certificate form as provided in Section 10(B) below; or (ii) in book entry form, registered in the name of the Grantee with notations regarding the applicable restrictions on transfer imposed under this Agreement.

B.                                     Certificates to be Held by Company; Legend.  Any certificates representing shares of Restricted Stock that may be delivered to the Grantee by the Company prior to the lapse of restrictions shall be immediately redelivered by the Grantee to the Company to be held by the Company until the restrictions on such shares shall have lapsed and the shares shall thereby have become vested or the shares represented thereby have been forfeited hereunder.  Such certificates shall bear the following legend:

“The ownership of this certificate and the shares of stock evidenced hereby and any interest therein are subject to substantial restrictions on transfer under an Agreement entered into between the registered owner and Guess?, Inc.  A copy of such Agreement is on file in the office of the Secretary of Guess?, Inc.”

C.                                     Delivery of Certificates Upon Lapse of Restricted Period.  Promptly after the lapse of the Restricted Period as to any shares of Restricted Stock pursuant to Section 4 and the satisfaction of any and all related tax withholding obligations pursuant to Section 11, the Company shall, as applicable, either remove the notations on any shares of Restricted Stock issued in book entry form which have vested or deliver to the Grantee a certificate or certificates evidencing the number of shares of Restricted Stock which have vested (or, in either case, such lesser number of shares as may be permitted pursuant to Section 11).  The Grantee (or the Beneficiary or Personal Representative of the Grantee in the event of the Grantee’s death or incapacity, as the case may be) shall deliver to the Company any representations or other documents or assurances as the Company may deem necessary or reasonably desirable to ensure compliance with all applicable legal and regulatory requirements.  The shares so delivered shall no longer be restricted shares hereunder.

D.                                    Stock Power; Power of Attorney.  Concurrent with the execution and delivery of this Agreement, the Grantee shall deliver to the Company an executed stock power in the form attached hereto as Exhibit A, in blank, with respect to the Restricted Stock.  The Grantee, by acceptance of the Award, shall be deemed to appoint, and does so appoint by execution of this Agreement, the Company and each of its authorized representatives as the Grantee’s attorney(s) in fact to effect any transfer of unvested, forfeited shares (or shares otherwise reacquired by the Company hereunder) to the Company as may be required pursuant to the Plan or this Agreement and to execute such documents as the Company or such representatives deem necessary or advisable in connection with any such transfer.

E.                                      Postponement of Issuance.  Notwithstanding any other provisions of this Agreement, the issuance or delivery of any shares of Common Stock (whether subject to restrictions or unrestricted) may be postponed for such period as may be required to comply with applicable requirements of any national securities exchange or any requirements under any law or regulation applicable to the issuance or delivery of such shares.  The Company shall not be obligated to issue or deliver any shares of Stock if the issuance or delivery thereof shall constitute a violation of any provision of any law or of any regulation of any governmental authority or any national securities exchange.

11.                                 Withholding of Tax.  The Company shall reasonably determine the amount of any federal, state, local or other income, employment, or other taxes which the Company or any of its affiliates may reasonably be obligated to withhold with respect to the grant, vesting, making of an election under Section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”), or other event with respect to the Restricted Stock.  The Company may, in its sole discretion, withhold and/or reacquire a sufficient number of shares of Restricted Stock in connection with the vesting of such shares at their then Fair Market Value (determined either as of the date of such withholding or as of the immediately preceding trading day, as determined by the Company in its discretion) to satisfy the amount of any such withholding obligations that arise with respect to the vesting of such shares.  The Company may take such action(s) without notice to the Grantee and shall remit to the Grantee the balance of any proceeds from withholding and/or reacquiring such shares in excess of the amount reasonably determined to be necessary to satisfy such withholding obligations.  The Grantee shall have no discretion as to the satisfaction of tax withholding obligations in such manner.  If, however, the Grantee makes an election under Section 83(b) of the Code with respect to the Restricted Stock, if any other withholding event occurs with respect to the Restricted Stock other than the vesting of such stock, or if the Company for any reason does not satisfy the withholding obligations with respect to the vesting of the Restricted Stock as provided above in this Section 11, the Company shall be entitled to require a cash payment by or on behalf of the Grantee and/or to deduct from other compensation payable to the Grantee the amount of any such withholding obligations.

12.                                 Compliance.  Grantee hereby agrees to cooperate with the Company, regardless of Grantee’s employment status with the Company, to the extent necessary for the Company to comply with applicable state and federal laws and regulations relating to the Restricted Stock.

13.                                 Notices.  Any notice required or permitted under this Agreement shall be deemed given when personally delivered, or when deposited in a United States Post Office, postage prepaid, addressed, as appropriate, to the Grantee either at the address on record with the Company or such other address as may be designated by Grantee in writing to the Company; or to the Company, Attention: Angelina Orona, Stock Plan Administrator,

1444 South Alameda Street, Los Angeles, California  90021, or such other address as the Company may designate in writing to the Grantee.

14.                                 Failure to Enforce Not a Waiver.  The failure of the Company or the Grantee to enforce at any time any provision of this Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.

15.                                 Governing Law.  This Agreement shall be governed by and construed according to the laws of the State of Delaware.

16.                                 Amendments.  This Agreement may be amended or modified at any time by an instrument in writing signed by both parties.

17.                                 Agreement Not a Contract of Employment.  Neither the grant of the Restricted Stock, this Agreement nor any other action taken in connection herewith shall constitute or be evidence of any agreement or understanding, express or implied, that the Grantee is an employee of the Company or any subsidiary of the Company.

18.                                 Committee’s Powers.  No provision contained in this Agreement shall in any way terminate, modify or alter, or be construed or interpreted as terminating, modifying or altering any of the powers, rights or authority vested in the Committee or, to the extent delegated, in its delegate pursuant to the terms of the Plan or resolutions adopted in furtherance of the Plan, including, without limitation, the right to make certain determinations and elections with respect to the Restricted Stock.

19.                                 Section 83(b) Election.  The Grantee hereby acknowledged that, with respect to the grant of the Restricted Stock, an election may be filed by the Grantee with the Internal Revenue Service, within 30 days, of the Date of Grant, electing pursuant to Section 83(b) of the Code, to be taxed currently on the fair market value of the Restricted Stock on the Date of Grant.

THE GRANTEE HEREBY ACKNOWLEDGES THAT IT IS THE GRANTEE’S SOLE RESPONSIBILITY AND NOT THE RESPONSIBILITY OF THE COMPANY TO TIMELY FILE AN ELECTION UNDER SECTION 83(b) OF THE CODE, EVEN IF THE GRANTEE REQUESTS THE COMPANY OR ITS REPRESENTATIVE TO MAKE THIS FILING ON THE GRANTEE’S BEHALF.

20.                                 Termination of this Agreement.  Upon termination of this Agreement, all rights of the Grantee hereunder shall cease.

                IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by a duly authorized officer and the Grantee has hereunto set his or her hand as of the date and year first above written.

GUESS?, INC.,
a Delaware corporation

By:

Print Name:

Its:

GRANTEE

Signature

Print Name

CONSENT OF SPOUSE

                In consideration of the execution of the foregoing Restricted Stock Agreement by Guess?, Inc., a Delaware corporation, I,                                                  , the spouse of the Grantee therein named, do hereby join with my spouse in executing the foregoing Restricted Stock Agreement and do hereby agree to be bound by all of the terms and provisions thereof and of the Plan.

Dated:

Signature of Spouse

Print Name

EXHIBIT A

STOCK POWER

                FOR VALUE RECEIVED and pursuant to that certain Restricted Stock Agreement between Guess?, Inc., a Delaware corporation (the “Company”), and the individual named below (the “Individual”) dated as of                     ,           , the Individual hereby sells, assigns and transfers to the Company, an aggregate                      shares of Common Stock of the Company, standing in the Individual’s name on the books of the Company and represented by stock certificate number(s)                                                   to which this instrument is attached, and hereby irrevocably constitutes and appoints                                                   as his or her lawful attorney in fact and agent to transfer such shares on the books of the Company, with full power of substitution in the premises.

Dated:

Signature

Print Name

(Instruction: Please do not fill in any blanks other than the signature line.  The purpose of the assignment is to enable the Company to exercise its rights set forth in the Restricted Stock Agreement in connection with the forfeiture of any restricted shares subject thereto without requiring additional signatures on the part of the Individual.)